EXHIBIT 99.1

Newgioco Group, Inc. forms Board Committees in Plan for Exchange Listing of Securities

New York, September 7, 2017. Newgioco Group, Inc. (OTCQB:NWGI) a leisure betting technology company providing regulated lottery and gaming products and services through licensed subsidiaries based in Europe, announces the formation of two standing committees of the board comprised entirely of independent directors as part of the Company's plans to seek an exchange listing of its securities. A link to each committee's charter is posted on the Company's website at http://www.newgiocogroup.com/index.php/corporate-governance/

The purpose of the Audit Committee is to assist the Board with oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the Company's independent registered auditors' qualifications and independence, and the performance of the Company's internal audit functions.

Audit Committee Members: Kelly Ehler (Chair), Robert Stabile and
Quirino Mancini.

The purpose of the Compensation Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

Compensation Committee Members: Quirino Mancini (Chair), Stefano Giorgi, Robert Stabile and Kelly Ehler.

"The formation of these board committees completes another milestone towards Newgioco's initiative to become a transparent, regulated, premier international leisure gaming company, and is a significant step forward in our mandate to become an exchange listed issuer. The willingness of each of the Company's independent directors supporting this effort is greatly appreciated," stated Company Chairman and CEO Michele Ciavarella. "With expert guidance from our capital markets advisors, we are working diligently to meet the qualitative requirements necessary to apply for listing of our shares on a senior exchange and to attract and organise a world-class management team that will extract and develop value for Newgioco Group shareholders in the long-term."

About Newgioco Group, Inc.

Newgioco Group, Inc., together with its wholly owned subsidiaries, is a fully integrated and licensed gaming technology company. The company conducts its business primarily through retail neighborhood betting shops and internet-based betting software platform under the registered brand Newgioco through our licensed website www.newgioco.it situated in Italy.

The company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, lottery, interactive games and slots, as well as an innovative betting platform (www.odissea.at) providing both B2B and B2C bet processing. Additional information is available on our corporate website at www.newgiocogroup.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Investor Relations Contact
investor@newgiocogroup.com